            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 12, 2008, relating to the financial statements and financial highlights which appears in the December 31, 2007 Annual Report to Shareholders of each of the twenty funds constituting AIM Variable Insurance Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


PricewaterhouseCoopers LLP
Houston, Texas
April 24, 2008